Exhibit 4.4

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

NO. W-	, 2011

THIS CERTIFIES THAT, for value received,                                              , or its assigns (the “Holder”), is entitled to subscribe for and purchase from CLARUS THERAPEUTICS, INC., a Delaware corporation (the “Company”), up to that number of shares of Financing Stock (as defined below) as is equal to $[30% of the principal amount of Notes purchased] divided by the Financing Purchase Price (as defined below) at an exercise price equal to 80% of the Financing Purchase Price (the “Financing Exercise Price”), provided, however, in the event a Financing does not occur by September 30, 2011, then, this Warrant shall be exercisable for [            ] shares of the Company’s Series C Preferred Stock, at an exercise price of $0.825 per share (the “Series C Exercise Price”).  For purposes of this Warrant, “Financing” shall mean (i) the Company’s issuance and sale of shares of Common Stock in the Company’s initial public offering, or (ii) the Company’s issuance and sale of shares of Preferred Stock to one or more investors in a private transaction following the date hereof; provided that in either case, the Company receives aggregate gross proceeds of at least $5,000,000 (excluding the Notes), the term “Financing Stock” shall mean the shares of Common Stock or Preferred Stock issued in the Financing, “Financing Purchase Price” shall mean the per share purchase price paid for the Financing Stock in the Financing, “Exercise Price” shall mean the Financing Exercise Price or the Series C Exercise Price, as applicable and “Stock” shall mean the Financing Stock or Series C Preferred Stock, as applicable.

This Warrant is being issued as one of a series of warrants pursuant to, and is subject to, the terms and conditions of the Note and Warrant Purchase Agreement, dated as of November 19, 2010 (the “Warrant Issuance Date”), as amended, by and among the Company, the Holder and the other parties thereto (the “Purchase Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Purchase Agreement.

1.             EXERCISE OF WARRANT.  The rights represented by this Warrant may be exercised in whole or in part from the Warrant Issuance Date to the third anniversary of the Warrant Issuance Date by delivery of the following to the Company at its address set forth in the Purchase Agreement (or at such other address as it may designate in writing to the Holder):

(a)           an executed Notice of Exercise in the form attached hereto;

(b)           payment of the aggregate Exercise Price for the shares of Stock being purchased either in cash or by check, or by wire transfer of immediately available funds to an account designated by the Company; and

(c)           this Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Stock so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for shares of Stock are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price for such shares was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

1.1          Net Exercise.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of Stock issuable hereunder is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue or cause to be issued to the Holder a number of shares of Stock computed using the following formula:

X = Y (A-B)
A

Where X =	the number of shares of Stock to be issued to the Holder

Y =	the number of shares of Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

A =	the fair market value of one share of Stock purchasable under the Warrant (at the date of such calculation)

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B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the fair market value of one share of Stock shall be:

(i) If exercised in connection with a public offering, the fair market value of the Stock shall be the offering price to the public in connection with the public offering;

(ii) If traded on a securities exchange, the fair market value of the Stock shall be deemed to be the average of the closing prices of the Stock on such exchange over the five trading days immediately prior to exercise date; and

(ii) If there is no public market for the Stock, the fair market value shall be the price per share of Stock as determined in good faith by the Company’s Board of Directors.

2.             COVENANTS OF THE COMPANY.

2.1          Covenants as to Financing Stock.  The Company covenants and agrees that all shares of Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof.

2.2          No Impairment.  Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

2.3          Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

3.             ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Stock by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number of shares of Stock available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number of shares of Stock as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of shares of Stock subject to this Warrant.

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4.             FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All shares of Stock (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a share of Stock by such fraction.

5.             NO STOCKHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

6.             TRANSFER OF WARRANT.  Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant and the Purchase Agreement, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder.

7.             LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

8.             ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first above written.

CLARUS THERAPEUTICS, INC.

By:
Name:
Title:

SIGNATURE PAGE TO

WARRANT TO PURCHASE PREFERRED STOCK

NOTICE OF EXERCISE

1.a.         ☐            The undersigned hereby elects to purchase                  shares of Stock (the “Securities”) of Clarus Therapeutics, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

1.b.         ☐            The undersigned hereby elects to purchase                  shares of Stock of Clarus Therapeutics, Inc. (the “Company”) pursuant to the terms of the net exercise provisions set forth in Section 1.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

2.             Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3)           If this Warrant is exercised in accordance with Section 1.a. above, the undersigned represents that: (a) the undersigned was not organized for the specific purpose of acquiring the Securities; (b) the undersigned has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (c) the undersigned has made an investigation of the Company and its business as it deemed necessary and has had an opportunity to discuss and review the Company’s business, management and financial affairs with the Company’s management as it deemed necessary; (d) the Securities being purchased by the undersigned are being acquired for the undersigned’s own account for the purpose of investment and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”); (e) the undersigned understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 504, 505 or 506 promulgated under the Securities Act, (ii) under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances, (iii) the certificates evidencing the Securities will bear a legend substantially similar to that set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES

LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

and (iv) the Company will make a notation on its transfer books to such effect; and (f) the undersigned is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act.

(Date)	(Signature)

(Print name)

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Dated:	, 20

Holder’s Signature:

Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.